De Leon & Company, P.A. CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS 519 NW 159th Lane Pembroke Pines, Florida 33028 (954) 445-6478 fax (954) 438-6481	WWW.DELEONCPAS.COM

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form S-1 Registration Statement of OZ Saferooms Technologies, Inc. our report for the years ended December 31, 2013 and 2012 relating to the consolidated financial statements of OZ Saferooms Technologies, Inc. which appear in such Form S-1, and to the reference to our Firm under the caption "Experts" in such filing.

/s/ De Leon & Company, P.A
Certified Public Accountants

September 29, 2014